Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the Exchange Act) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Paul L. Berns, President and Chief Executive Officer of Anacor Pharmaceuticals, Inc. (the Company), and Geoffrey M. Parker, Executive Vice President, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, to which this Certification is attached as Exhibit 32.1 (the Periodic Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.                                      The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 7th day of November 2014.

/s/ PAUL L. BERNS	/s/ GEOFFREY M. PARKER
Paul L. Berns	Geoffrey M. Parker
President and Chief Executive Officer	Executive Vice President,
Chief Financial Officer

A signed original of this written statement required by Rule 13(a)-14(b) of the Exchange Act and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350) has been provided to Anacor Pharmaceuticals, Inc. and will be retained by Anacor Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Anacor Pharmaceuticals, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.